Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TIMBERLAND BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

TIMBERLAND BANCORP, INC.
(Name of Person(s) Filing Proxy Statement)

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December 24, 2003

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Timberland Bancorp, Inc. ("Company"). The meeting will be held at the Hoquiam Timberland Library, 420 7th Street, Hoquiam, Washington, on Tuesday, January 27, 2004 at 1:00 p.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of McGladrey & Pullen, LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                                    Sincerely,

                                                                                                    /s/Clarence E. Hamre
                                                                                                    Clarence E. Hamre
                                                                                                    Chairman of the Board

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TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 27, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Timberland Bancorp, Inc. ("Company") will be held at the Hoquiam Timberland Library, 420 7th Street, Hoquiam, Washington, on Tuesday, January 27, 2004, at 1:00 p.m., local time, for the following purposes:

(1)	To elect three directors of the Company;

(2)	To adopt the Timberland Bancorp, Inc. 2003 Stock Option Plan; and

(3)	To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on December 8, 2003 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                                    BY ORDER OF THE BOARD OF DIRECTORS

                                                                                    /s/ Michael R. Sand
                                                                                    MICHAEL R. SAND
                                                                                    CORPORATE SECRETARY

Hoquiam, Washington
December 24, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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PROXY STATEMENT
OF
TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 27, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Timberland Bancorp, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Company is the holding company for Timberland Bank ("Bank"). The Meeting will be held at the Hoquiam Timberland Library, 420 7th Street, Hoquiam, Washington, on Tuesday, January 27, 2004, at 1:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about December 24, 2003.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on December 8, 2003 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of the Voting Record Date the Company had 4,255,180 shares of Common Stock issued and outstanding.

        As provided in the Company's Articles of Incorporation, record holders of the Company's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

        If you are a beneficial owner of Company Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company Common Stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

        Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the adoption of the 2003 Stock Option Plan. If a shareholder of record attends the Meeting, he or she may vote by ballot.

        Shareholders, who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated and signed proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver

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your voting instructions via the telephone or Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Timberland Bank ESOP. If a shareholder is a participant in the Timberland Bank Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may instruct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. The instructions are confidential and will not be disclosed to the Company. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

        Vote Required. The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. The Company's Articles of Incorporation prohibits shareholders from cumulating their votes for the election of directors.

        The adoption of the 2003 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy and entitled to vote at the Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Based on such reports, management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5%

Timberland Bank (2)	512,042	11.4%
Employee Stock Ownership Plan Trust

Westport Asset Management, Inc.(3)	353,400	7.8
253 Riverside Avenue
Westport, Connecticut 06880

Wellington Management Company, LLP(4)	329,100	7.3
75 State Street
Boston, Massachusetts 02109

(table continued on following page) 2
	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Directors (5)

Robert Backstrom	53,573	1.2%
Andrea M. Clinton	34,540	*
James C. Mason	43,106	*
Richard R. Morris, Jr.	54,169	1.2
Jon C. Parker	52,940	1.2
Ronald A. Robbel	2,500	*
David A. Smith	20,171	*
Harold L. Warren	1,375	*

Named Executive Officers(5)(6)

Clarence E. Hamre (7)	165,546	3.7
Michael R. Sand (7)	108,504	2.4

All Executive Officers and
Directors as a Group (12 persons)	583,053	12.9
_______________

* Less than one percent of shares outstanding.
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Table assumes pro rata vesting of stock options over a ten year period with the next 10% installment vesting on January 29, 2004. The additional amount to be vested on January 29, 2004, however, is subject to an accelerated vesting schedule of up to 20% if the Company meets three of four established performance criteria. These four performance criteria are: (i) generating a return on assets which exceeds that of the median of all thrifts in the 12th Federal Home Loan Bank ("FHLB") District having assets within $250 million of the Company; (ii) generating an efficiency ratio which is less than that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; (iii) generating a net interest margin which exceeds the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; and (iv) increasing the Company's earnings per share over the prior fiscal year. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the Voting Record Date through the exercise of stock options granted pursuant to the Company's 1999 Stock Option Plan: Mr. Hamre, 74,069 shares; Mr. Sand, 52,415 shares; Mr. Backstrom, 23,505 shares; Ms. Clinton, 24,305 shares; Mr. Mason, 15,505 shares; Mr. Morris, 2,834 shares; Mr. Parker, 25,505 shares; Mr. Smith, 11,336 shares; and all executive officers and directors as a group, 254,279 shares.
(2)	Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of the Voting Record Date, 185,826 shares have been allocated to participants' accounts. The trustees of the ESOP are Messrs. Smith, Parker and Mason.
(3)	Based on an amended SEC Schedule 13G dated February 14, 2003, that discloses shared voting power as to 240,400 shares and shared dispositive power as to 353,400 shares of the Company's Common Stock.
(4)	Based on a SEC Schedule 13G dated February 14, 2003, that discloses shared voting power as to 255,500 shares and shared dispositive power as to 329,100 shares of the Company's Common Stock.
(5)	SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Hamre and Sand were the Company's only "named executive officers" for the fiscal year ended September 30, 2003. Messrs. Hamre and Sand are also directors of the Company.
(6)	Includes unvested shares in the Company's Management Recognition and Development Plan ("MRDP"). Participants in the MRDP exercise all rights incidental to ownership, including voting rights. Includes an approximation of the number of shares in the participant's ESOP account. Includes initial purchase of shares of Common Stock held in the Timberland Bank 401(k) Profit Sharing Plan.
(7)	Effective January 23, 2003, Mr. Sand was appointed President of the Company and the Bank in connection with Mr. Hamre's retirement. On September 30, 2003, Mr. Sand was appointed as Chief Executive Officer of the Company and the Bank in connection with Mr. Hamre's retirement.

PROPOSAL I -- ELECTION OF DIRECTORS

        The Company's Board of Directors consists of ten members. In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.

        The Board of Directors, acting as the Nominating Committee, has nominated for election as directors Michael R. Sand, David A. Smith and Harold L. Warren, each to serve for a three-year term, or until their respective successors have been elected and qualified. Each of the nominees for election as director are current members of the Board of Directors of the Company.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

        The Board of Directors recommends a vote "FOR" the election of Messrs. Sand, Smith and Warren each for a three year term.

		Year First Elected or	Term to
Name	Age(1)	Appointed Director(2)	Expire

BOARD NOMINEES

Michael R. Sand	49	1993	2006(3)
David A. Smith	48	2000	2006(3)
Harold L. Warren	69	2002	2006(3)

DIRECTORS CONTINUING IN OFFICE

Richard R. Morris, Jr.	66	1992	2004
Jon C. Parker	54	1992	2004
James C. Mason	48	1993	2004
Clarence E. Hamre	69	1969	2005
Robert Backstrom	74	1992	2005
Andrea M. Clinton	46	1996	2005
Ronald A. Robbel	62	2002	2005

(footnotes on following page)


 ____________
(1)	As of September 30, 2003.
(2)	Includes prior service on the Board of Directors of the Bank. Each member of the Board of Directors of the Company is also a member of the Board of Directors of the Bank.
(3)	Assuming the individual is elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Michael R. Sand has been affiliated with the Bank since 1977 and has served as President of the Bank and the Company since January 23, 2003. On September 30, 2003, he was appointed as Chief Executive Officer of the Bank and Company. Prior to appointment as President and Chief Executive Officer, Mr. Sand had served as Executive Vice President and Secretary of the Bank since 1993 and as Executive Vice President and Secretary of the Company since its formation in 1997.

        David A. Smith is a pharmacist and the owner of Harbor Drug, Inc., a retail pharmacy located in Hoquiam, Washington.

        Harold L. Warren is a Certified Public Accountant and is an employee of the accounting firm of Aiken and Sanders, Inc. P.S.

        Richard R. Morris, Jr. is the former owner of Dick's Food Centers, Inc., retail grocery stores located in Ocean Shores and Raymond, Washington.

        Jon C. Parker is a member of the law firm of Parker, Johnson & Parker P.S., Hoquiam, Washington, which serves as general counsel to the Bank and the Company.

        James C. Mason is the President and owner of Mason Timber Co., Aberdeen, Washington. Mr. Mason also is the owner of Mason Trucking, Mason Properties, MASCO Petroleum and Mason Aviation, all of which are located in Aberdeen, Washington.

        Clarence E. Hamre is Chairman of the Board of the Company and the Bank. He has been affiliated with the Bank since 1969 and served as President and Chief Executive Officer of the Bank since 1969 and as President and Chief Executive Officer of the Company since 1997. In January 2003, Mr. Hamre retired as President of the Bank and the Company and on September 30, 2003, he retired as Chief Executive Officer of the Bank and the Company.

        Robert Backstrom is retired after serving as owner of Price & Price Real Estate and Insurance, Montesano, Washington, for 31 years.

        Andrea M. Clinton, an interior designer, is the owner of AMC Interiors, Olympia, Washington.

        Ronald A. Robbel is a Certified Public Accountant and retired from Knight, Vale & Gregory, the Company's former auditors in June 2000.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 2003, the Board of Directors of the Company held 20 meetings, and the Board of Directors of the Bank held 22 meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.


Committees of the Company's Board

        The Company's Board of Directors has established Audit, Nominating and Compensation Committees.

        The Audit Committee, consisting of Directors Backstrom, Warren, Robbel and Smith, receives and reviews all reports prepared by the Company's external and internal auditor. Each member of the Audit Committee is "independent" as defined in the Nasdaq Stock Market listing standards. The Company's Board of Directors has designated Directors Warren and Robbel as the Audit Committee financial experts, as defined in the SEC's Regulation S-K. Directors Warren and Robbel are independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A promulgated under the Exchange Act. The Audit Committee met seven times during the fiscal year ended September 30, 2003.

        During the year ended September 30, 2003, the Board of Directors appointed Directors Clinton, Morris and Parker to the Nominating Committee for the annual selection of management's nominees for election as directors of the Company. In prior years, the full Board of Directors acted as the Nominating Committee. The Nominating Committee met once during the fiscal year ended September 30, 2003.

        The Compensation Committee, consisting of Directors Parker and Warren, makes recommendations to the full Board of Directors concerning employee compensation. Directors Parker and Warren were appointed to the Committee in September 2003, replacing Directors Backstrom and Smith who were on the Compensation Committee when salaries for the year ended September 30, 2003 were established and who issued the Report of the Compensation Committee included herein. The Compensation Committee meets as needed and met once during the fiscal year ended September 30, 2003.

Committees of the Bank's Board

        The Bank's Board of Directors has established Audit, Compensation and Nominating Committees, among others.

        The Audit Committee, consisting of Directors Backstrom, Warren, Robbel and Smith, is responsible for meeting with the Bank's internal and external auditors to discuss the results of the annual audit and any related matters. The Audit Committee is also responsible for the Bank's employee compliance issues. The Board also receives and reviews the reports and findings and other information presented to them by the Bank's outside auditor. The Audit Committee meets as needed and met seven times during the fiscal year ended September 30, 2003.

        The Compensation Committee, consisting of Directors Parker and Warren, makes recommendations to the full Board of Directors concerning employee compensation. Directors Parker and Warren were appointed to the Committee in September 2003, replacing Directors Backstrom and Smith who were on the Compensation Committee when salaries for the year ended September 30, 2003 were established. The Compensation Committee meets as needed and met once during the fiscal year ended September 30, 2003.

        The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Bank. The full Board of Directors met once in its capacity as Nominating Committee during the year ended September 30, 2003.

Corporate Governance

        The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Company's and the Bank's executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of the Company's shareholders and employees. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Stock Market. The Board will continue to evaluate, and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.


        Code of Ethics. On September 23, 2003, the Board of Directors adopted Codes of Ethics for each of the Company's (i) principal executive officer and senior financial officers; (ii) directors; and (iii) officers and other employees. The Codes of Ethics require individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics for the Company's principal executive officer and senior financial officers is being filed as an exhibit to the Company's Annual Report on Form 10-K.

DIRECTORS' COMPENSATION

Fees

        Except for Directors Hamre and Sand, each director receives $1,125 per month and $375 for each regular Board meeting attended. Each director also receives $200 for each special Board meeting or committee meeting attended. Director fees totalled $148,000 for the year ended September 30, 2003.

Deferred Compensation Plan

        The Company adopted the "Timberland Bancorp, Inc. Directors Deferred Compensation Plan" on March 13, 2003. In connection with the adoption of this plan, the Timberland Bank Directors Deferred Compensation Plan was terminated. Under the plan directors may elect to defer receipt of all or a portion of their fees until retirement or termination of service. At the director's election, benefits are distributed in a lump sum or installment payments. At September 30, 2003, none of the Company's directors had elected to participate in the plan, except for one director.

Other

        Stock Option Grants. Pursuant to the Company's 1999 Stock Option Plan, 28,339 stock options were granted to each of Messrs. Backstrom, Mason, Morris, Parker and Ms. Clinton, on January 29, 1999. The options were granted at an exercise price of $12.00 and vest pro rata over a ten year period following the January 29, 1999 grant date with the next 10% installment vesting on January 29, 2004. On June 14, 2001, 28,339 options were granted to Director Smith at an exercise price of $14.895, which vest pro rata over a ten year period following the June 14, 2001 grant date with the next 10% installment vesting on June 14, 2004. On March 13, 2003, 14,170 options were granted to each of Directors Warren and Robbel at an exercise price of $19.05, which vest pro rata over a ten year period following the March 13, 2003 grant date. The options that vest each year are subject to an accelerated vesting schedule of up to 20% if the Company meets three of four established performance criteria. These four performance criteria are: (i) generating a return on assets which exceeds that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; (ii) generating an efficiency ratio which is less than that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; (iii) generating a net interest margin which exceeds the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; and (iv) increasing the Company's earnings per share over the prior fiscal year.

        For information concerning the stock options granted to Messrs. Hamre and Sand, see "Executive Compensation -- Summary Compensation Table" below.

        Restricted Stock Awards. The Company awarded restricted shares of its Common Stock to directors on July 26, 2001 under the Company's MRDP. The MRDP was approved by shareholders at the 1999 Annual Meeting of Shareholders and provides for the award of Common Stock in the form of restricted stock awards to directors, officers and key employees. Dividends are paid on such awards if and when declared and paid by the Company on the Common Stock.

        Each director of the Company, with the exception of Messrs. Hamre, Sand, Warren and Robbel, received 11,335 restricted shares of the Company's Common Stock under the MRDP, which shares had a value on the award date of $178,300. The restricted shares vest pro rata over a five year period following the July 26, 2001 award date, with the

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third 20% installment having vested on August 1, 2003. As of the date of this proxy statement, Messrs. Warren and Robbel had not received any restricted shares under the MRDP. For information concerning the restricted shares received by Messrs. Hamre and Sand, see "Executive Compensation -- Summary Compensation Table" below.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation paid to the Company's Chief Executive Officer and named executive officer, whose salary and bonus exceeded $100,000, during the fiscal year ended September 30, 2003.

				Long-term Compensation
		Annual Compensation(1)		Awards
			Bonus	Restricted	Number	All
Name and				Stock	of	Other
Position	Year	Salary		Awards(2)	Options(3)	Compensation(4)

Clarence E. Hamre(5)	2003	$189,500	$65,113	--	--	$58,312
Chairman of the Board,	2002	175,000	47,841	--	--	46,955
Former President and Chief	2001	175,000	52,860	624,088	--	46,348
Executive Officer of the
Company and the Bank

Michael R. Sand(5)	2003	$130,000	$32,557	--	--	$48,421
President and Chief Executive	2002	120,000	23,920	--	--	39,536
Officer of the Company	2001	120,000	26,430	499,270	--	42,056
and the Bank

____________
(1)	Does not include certain benefits, the aggregate amounts of which do not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
(2)	Pursuant to the MRDP, 39,675 and 31,740 shares of restricted Common Stock were awarded to Messrs. Hamre and Sand, respectively, on July 26, 2001, the award date. The value of the restricted stock awards on the award date are reflected in the year 2001. Dividends are paid on such awards if and when declared and paid by the Company on the Common Stock. The awards vest pro rata over a five-year period with three 20% installments having vested on August 1, 2001, 2002 and 2003, respectively. At September 30, 2003, the value of the unvested restricted stock awards were: Mr. Hamre, $379,293 (15,870 shares at $23.90 per share); and Mr. Sand, $303,434 (12,696 shares at $23.90 per share).
(3)	Pursuant to the 1999 Stock Option Plan, 99,188 and 79,350 stock options were granted to Messrs Hamre and Sand, respectively, on January 29, 1999, the grant date. For Mr. Hamre includes 66,125 incentive stock options. The options are subject to pro rata vesting over a ten year period at a rate of 10%, with the next 10% installment vesting on January 29, 2004. The additional amount to be vested on January 29, 2004, however, is subject to an accelerated vesting schedule of up to 20% if the Company meets three of four established performance criteria. These four performance criteria are: (i) generating a return on assets which exceeds that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; (ii) generating an efficiency ratio which is less than that of the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; (iii) generating a net interest margin which exceeds the median of all thrifts in the 12th FHLB District having assets within $250 million of the Company; and (iv) increasing the Company's earnings per share over the prior fiscal year.
(4)	In 2003, includes employer profit sharing contribution ($20,000) and ESOP contribution ($38,312 based on the fair market value of the shares) for Mr. Hamre; and employer profit sharing contribution ($17,372) and ESOP contribution ($31,049), based on the fair market value of the shares) for Mr. Sand.
(5)	Mr. Hamre retired as President of the Bank and the Company in January 2003 and retired as Chief Executive Officer of the Bank and the Company on September 30, 2003. Mr. Sand was appointed as President of the Bank and the Company in January 2003 and as Chief Executive Officer of the Bank and the Company on September 30, 2003.


Option Grants

        No stock options were granted to the Chief Executive Officer and the named executive officer during the fiscal year ended September 30, 2003.

Equity Compensation Plan Information

        The following table summarizes share and exercise price information about the Company's equity compensation plans as of September 30, 2003, excluding the number of shares under the proposed 2003 Stock Option Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:

Management Recognition and Development Plan	--	--	59,573

1999 Stock Option Plan	500,119	$12.75	16,207

Equity compensation plans not approved by security holders	--	--	--

Total	500,119	$12.75	75,780

Option Exercise/Value Table

        The following information with respect to options exercised during the fiscal year ended September 30, 2003, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officer.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares Acquired on	Value	at Fiscal Year End(#)(1)		at Fiscal Year End($)(2)
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Clarence E. Hamre	15,200	$181,472	64,150	19,838	$763,385	$236,072
Michael R. Sand	11,500	90,325	44,480	15,870	529,312	188,853
_______________
(1)	For Mr. Hamre, includes 46,018 and 6,613 non-qualified options that are exercisable and unexercisable, respectively.
(2)	Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on September 30, 2003, less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

        Deferred Compensation Agreement. The Bank entered into a deferred compensation agreement with Mr. Hamre which provides that, commencing upon his retirement at or after age 65, Mr. Hamre will receive $2,000 per month for life. At Mr. Hamre's death, the monthly benefit would be payable to his surviving spouse until the earlier to occur of her death or 60 months. At September 30, 2003 the Bank had accrued $239,000 in compensation expense with respect to its obligation to Mr. Hamre under the agreement.

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        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE MATTERS

Audit Committee Charter

        The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, the audit process of the Company, and the selection and supervision of the independent auditors. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

Report of the Audit Committee

        In connection with the specific activities performed by the Committee in its oversight role, it has issued the following report as of December 2, 2003:

(1)	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended September 30, 2003 with management of the Company.

(2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards Board Standard ("SAS") No. 61 and SAS No. 90.

(3)	The Audit Committee has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and the Audit Committee has discussed with the auditor the auditor's independence from the Company.

         Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission.

                                                                                The Audit Committee:

                                                                                Robert Backstrom
                                                                                Ronald A. Robbel
                                                                                David A. Smith
                                                                                Harold L. Warren (Chairman)

Independence and Other Matters

        Each member of the Audit Committee is "independent," as defined under the Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their

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independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

COMPENSATION COMMITTEE MATTERS

        Report of the Compensation Committee. The Compensation Committee of the Company and the Compensation Committee of the Bank ("Committees") administer all policies that govern executive compensation for the Company and the Bank. Since the Company has no employees other than Bank employees who perform services on behalf of the Company without additional compensation, the Bank's Compensation Committee evaluates individual executive performance, compensation policies and salaries. The Bank's Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer of the Bank, while the Chief Executive Officer of the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding their compensation levels. The Company's executive compensation policies are intended to retain and attract key executives who are vital to the success of the Company and Bank by providing a compensation package that is competitive in the financial industry and motivational to each individual executive.

        Currently, the compensation for executive officers consists principally of a base salary and bonus. In addition, the Bank maintains a 401(k) profit sharing pension plan for all qualifying employees and provides opportunities for employee ownership of Timberland Bancorp, Inc. stock through participation in an employee stock ownership plan. The Bank also maintains a deferred compensation agreement with the former Chief Executive Officer, Clarence E. Hamre.

        Base Salary. The Bank's Board of Directors approves an annual base salary for all senior officers and executive officers, based upon recommendations from the Bank's Compensation Committee. Annual base salaries are generally effective October 1st of each year. Factors considered in setting base salaries include the executive's performance, the Company's and the Bank's overall performance and compensation levels in the financial industry, among other factors.

        Annual Incentive Bonus. The Bank maintains a discretionary bonus plan, which is based on the Bank's net income for each fiscal year. Under the plan and for the year ended September 30, 2003, Chief Executive Officer Clarence E. Hamre received 1.0% of the Bank's net income, and President Michael R. Sand received 0.5% of the Bank's net income, and the remaining employees received 2.84% of the Bank's net income, distributed based upon each employee's salary to total employees' salaries. Effective October 1, 2003, and in connection with his retirement, Mr. Hamre will no longer receive any benefit under the plan.

        401(k) Profit Sharing Pension Plan. The Bank maintains a tax-qualified 401(k) profit-sharing plan for the benefit of employees with one year of service who have attained age 21. The Bank's annual discretionary contribution historically has been 10% of a qualifying employee's compensation.

        Executive Officer Compensation. During the fiscal year ended September 30, 2003, the base salary of the Company's Chief Executive Officer, Clarence E. Hamre, was $189,500. In addition, he received an incentive bonus of $65,113 and was credited with $58,312 in other compensation as set forth in the preceding Summary Compensation Table. This resulted in total compensation of $312,925, which represents a 16.0% increase from the previous year. The Board of Directors believes that Mr. Hamre's compensation is appropriate based on the Bank's compensation policy, consideration of salaries for similar positions in the financial industry and the Bank's performance during the fiscal year.

        Compensation Committee of the Company and the Bank consisting of:

                                                                                            /s/ Robert Backstrom
                                                                                            /s/ David A. Smith

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        Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

        Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq U.S. Companies Index and with the SNL $250 to $500 Million Asset Thrift Index, a peer group index. Total return assumes the reinvestment of all dividends. The base amount for the Company's Common Stock is $14.50 per share, which was the closing price on the initial day of trading on January 13, 1998. The initial offering price for the Company's Common Stock was $10.00 per share.

	Period Ending
Index	01-13-98	09-30-99	09-30-90	09-30-01	09-30-02	09-30-03
Timberland Bancorp, Inc.	100.00	89.05	96.53	122.62	142.74	209.04
NASDAQ - Total U.S.*	100.00	162.62	217.87	89.20	70.04	107.27
SNL $250m-$500 M Thrift Index	100.00	124.41	131.98	181.48	241.28	333.21

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2002. Used with permission. All rights reserved. crsp.com.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes

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in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended September 30, 2003 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for the filing of a Form 4, Statement of Change in Beneficial Ownership of Securities ("Form 4"), by Directors Smith and Morris. Mr. Smith inadvertently failed to file his Forms 4 on September 4, 2003, and September 5, 2003, which were subsequently filed on September 8, 2003. Mr. Morris inadvertently failed to file a Form 4 on July 29, 2003, which was subsequently filed on July 31, 2003.

TRANSACTIONS WITH MANAGEMENT

        Current law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $1,041,000 at September 30, 2003. Such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, or were available to all other employees under the Bank's employee loan program; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

        Director Parker is a member of the law firm of Parker, Johnson & Parker, P.S., which serves as general counsel to the Bank and the Company. The Bank paid legal fees of approximately $29,230 to the firm during the fiscal year ended September 30, 2003 for services rendered to the Bank.

INDEPENDENT AUDITORS

        McGladrey & Pullen, LLP, independent public accountants, was the Company's independent auditors for the fiscal year ended September 30, 2003. The Audit Committee has appointed McGladrey & Pullen, LLP as independent auditors for the fiscal year ending September 30, 2004. A representative of McGladrey & Pullen, LLP will be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Audit Fees

        The aggregate fees billed to the Company for professional services rendered for the audit of the Company's financial statements for fiscal 2003 and the reviews of the financial statements included in the Company Forms 10-Q for that year, including travel expenses, were $92,037.

Financial Information Systems Design and Implementation Fees

        No independent public accountant performed financial information system design or implementation work for the Company during the fiscal year ended September 30, 2003.

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All Other Fees

        Other than audit fees, the aggregate fees billed to the Company by McGladrey & Pullen, LLP for fiscal 2003, none of which were financial information systems design and implementation fees, were approximately $52,741. The Audit Committee of the Board of Directors determined that the services performed by McGladrey & Pullen, LLP, other than audit services, are not incompatible with McGladrey & Pullen, LLP maintaining its independence.

PROPOSAL II - APPROVAL OF 2003 STOCK OPTION PLAN

General

        On December 11, 2003, the Board of Directors of the Company unanimously adopted, subject to shareholder approval, the Timberland Bancorp, Inc. 2003 Stock Option Plan ("2003 Plan").

        The objectives of the 2003 Plan are to reward performance and build the participants' equity interest in the Company by providing long-term incentives and rewards to directors, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service, and to enable the Company to pursue mergers and acquisitions.

        The Company currently maintains the 1999 Stock Option Plan ("1999 Plan"), which was approved by shareholders. Stock options were awarded pursuant to the 1999 Plan to officers and directors of the Company and the Bank. Awards under the 1999 Plan will not be affected by adoption of the 2003 Plan. The Company believes that the availability of stock compensation programs is an important element of the Company's overall incentive compensation and growth strategies and that the adoption of the 2003 Plan will assist the Company in meeting the objectives of these strategies.

        The following summary is a brief description of the material features of the 2003 Plan. This summary is qualified in its entirety by reference to the 2003 Plan, a copy of which is attached as Appendix B.

Summary of the 2003 Plan

        Type of Stock Option Grants. The 2003 Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), and non-qualified stock options ("NQSOs"), which do not satisfy the requirements for ISO treatment.

        Administration. The 2003 Plan is administered by a committee, the members of which are appointed by the Company's Board of Directors ("Committee"). Subject to the terms of the 2003 Plan and resolutions of the Board, the Committee interprets the 2003 Plan and is authorized to make all determinations and decisions thereunder. The Committee also determines the individuals to whom stock options will be granted, the type and amount of stock options that will be granted, and the terms and conditions applicable to grants.

        Participants. All directors, advisory directors, directors emeriti and employees of the Company and its subsidiaries are eligible to participate in the 2003 Plan, except that only employees may be granted ISOs.

        Number of Shares of Common Stock Available. The Company has reserved 150,000 shares of Common Stock for issuance under the 2003 Plan in connection with the exercise of awards. Shares of Common Stock to be issued under the 2003 Plan will be authorized but unissued shares. To the extent the Company uses authorized but unissued shares to fund the 2003 Plan, the interests of current shareholders will be diluted. If all options are granted through the use of authorized but unissued Common Stock, current shareholders would be diluted by approximately 3.5% based on the number of shares outstanding on December 11, 2003. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 2003 Plan.

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        Adjustments Upon Changes in Capitalization. Shares awarded under the 2003 Plan will be adjusted by the Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Company.

        Stock Option Grants. The exercise price of each ISO or NQSO will be at least equal to the fair market value of a share of Common Stock, as determined by the closing price of the Common Stock on The Nasdaq Stock Market on the date the option is granted. The closing price of the Common Stock on The Nasdaq Stock Market on December 11, 2003 was $23.85.

        The aggregate fair market value of ISO shares granted to any employee that may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. The exercise price of an option may be paid in cash, Common Stock or other property, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Committee.

        Transferability of Awards. Under the 2003 Plan, no ISO is transferable other than by will or the laws of descent and distribution. Any other option shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in the Code, or a gift to any member of the participant's immediate family or to a trust for the benefit of one or more of such immediate family members. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the 2003 Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the 2003 Plan. However, no ISO may be exercised after the tenth anniversary of the date the option was granted.

        Effect of a Change in Control. In the event of a tender offer, exchange offer for shares or a change in control (as defined in the 2003 Plan) of the Company, each outstanding stock option grant will become fully vested. In addition, in the event of a merger or other corporate event in which the Company is not the surviving entity, the 2003 Plan provides that the participant may elect to receive the excess of the fair market value of the Common Stock underlying the option over the option's exercise price in cash or property, as determined in the Committee's discretion.

        Term of the 2003 Plan. The 2003 Plan will be effective only upon approval by the shareholders of the Company. The 2003 Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

        Prohibition on Repricing Underwater Options. The Committee may not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding option to reduce the option price. Furthermore, no option may be canceled and replaced with awards having a lower option price without further approval of the shareholders.

        Amendment of the 2003 Plan. The 2003 Plan allows the Board to amend, suspend or terminate the 2003 Plan without shareholder approval unless such approval is required to comply with a tax law or regulatory requirement. Shareholder approval will generally be required with respect to an amendment to the 2003 Plan that will (i) increase the aggregate number of securities which may be issued under the 2003 Plan, except as specifically set forth under the 2003 Plan, (ii) materially increase the benefits accruing to participants under the 2003 Plan, (iii) materially change the requirements as to eligibility for participation in the 2003 Plan or (iv) change the class of persons eligible to participate in the 2003 Plan. No amendment, suspension or termination of the 2003 Plan, however, will impair the rights of any participant, without his or her consent, in any award made thereunder.

        Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the 2003 Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of the federal income tax consequences.

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        There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or a NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

        On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company.  The disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

        Although the Company anticipates that option grants will be made to directors, officers and employees following the effective date and during the term of the 2003 Plan, no specific determinations have been made regarding the timing, recipients, size or terms of individual awards.

        The Board of Directors recommends a vote "FOR" the adoption of the 2003 Stock Option Plan attached to this Proxy Statement as Appendix B.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.  The Company has retained Regan & Company to assist in soliciting proxies of shareholders whose shares are held in street name by brokers, banks and other institutions at a cost of $4,500 plus expenses.

        The Company's Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K as filed with the SEC, has been mailed to shareholders as of the close of business on the Voting Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

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SHAREHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 624 Simpson Avenue, Hoquiam, Washington, no later than August 22, 2004. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

        The Company's Articles of Incorporation generally provide that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days notice is given, such notice shall be delivered to the Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                                                                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                                                        /s/ Michael R. Sand
                                                                                        MICHAEL R. SAND
                                                                                        CORPORATE SECRETARY

Hoquiam, Washington
December 24, 2003

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Appendix A

TIMBERLAND BANCORP, INC.

AUDIT COMMITTEE CHARTER

I.         Purpose
The Audit Committee ("Committee") is appointed by the Board of Directors of Timberland Bancorp, Inc. ("Company") to assist the Board in fulfilling its oversight responsibilities with respect to:

  monitoring the quality and integrity of the Company's financial reporting process and systems of internal controls;

  monitoring the Company's compliance with legal and regulatory requirements;

  monitoring the independence and performance of the Company's independent auditors and internal audit function; and

  providing an avenue of communication among the independent auditors, internal audit, management, and the Board of Directors.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.         Composition and Qualifications
The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand financial statements of similar complexity as that of the Company within a reasonable period of time after their appointment to the Committee. In addition, at least one member of the Committee shall be designated as the "financial expert", as defined in the applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the NASDAQ Stock Market ("NASDAQ"). Furthermore, the Committee will be maintained in conformance with any other independence, experience, financial expertise, conflict of interest, and compensation rules established by the SEC and NASDAQ.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. If a Committee Chair is not designated by the Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

 III.         Meetings
The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. As part of its purpose to foster open communication, the Committee will meet at least annually with management, the Chief Internal Auditor, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee will meet with the independent auditors and management quarterly to review the Company's financial statements consistent with IV.5 below.

IV.         Responsibilities and Duties
The items enumerated below set forth the general activities of the Committee in carrying out its purpose outlined in Section I of this Charter. These activities serve as a guide, and the Committee may carry out additional functions and adopt additional practices as may be deemed appropriate in light of changing business, legislative, regulatory or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to fulfilling the Committee's purpose.

The Committee, in fulfilling its purpose, is authorized to undertake special projects and investigations into matters of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to


retain outside legal, accounting or other advisors for this purpose, including the authority to approve terms of engagement and the fees payable to such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering an audit report and to any advisors engaged by the Committee.

The Committee shall conduct the following activities, and be given full access to the Company's internal audit function, the Board of Directors, corporate executives, and independent auditor, as necessary to carry out such responsibilities and duties.

Review Procedures

1.	Review and reassess the adequacy of this Charter, at least annually, as needed. The Committee shall submit the Charter to the Board of Directors for approval.

2.	Review the Company's annual audited financial statements (including benefit plan financial statements) and any financial statements submitted to the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular and special reports prepared by the internal audit function and management's response and follow-up thereto. In addition, the Committee shall review progress reports on the internal audit plan and explanations for any deviations from the original plan.

4.	Review the reports of examination by state and federal banking examiners and other regulatory authorities.

5.	Review with management and the independent auditors the financial statements, including disclosures made in Management's Discussion and Analysis of Financial Conditions and Results of Operations, in the Company's report on forms 10-Q and 10-K and annual report to shareholders prior to its filing or prior to the release of earnings. The Committee shall recommend to the Board whether or not the audited financial statements should be included in the Company's 10-K.

6.	Review disclosures made by the Company's chief executive officer and chief financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

Independent Auditors

7.	Have the sole authority to appoint or replace the independent auditors.

8.	Approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee may delegate authority to pre-approve non-audit services to one or more members of the Committee. If this authority is delegated, all approved non-audit services will be presented to the Committee at its next scheduled meeting for ratification.

9.	Ensure the independent auditors' ultimate accountability to the Audit Committee and the Board of Directors, as representatives of the stockholders, by receiving reports directly from the independent auditors.

10.	Oversee and evaluate the work of the independent auditors by regularly reviewing their performance, and at least once every two years reviewing their "peer review" reports.

11.	Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1. On an annual basis, the Committee should review and discuss with the auditors any such relationships to determine the auditor's independence and objectivity, and shall take appropriate action to oversee the independence of the auditors.

12.	Discuss with the independent auditors all matters required to be communicated to audit committees in accordance with Statements of Auditing Standards No. 61 and No. 90.

13.	Consult with the independent auditors, without the presence of management, about internal controls and the completeness and accuracy of the Company's financial statements.

A-2

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14.	Ensure that the lead audit partner of the independent auditors and the concurring audit partner are rotated at least every five years, and that all other audit partners are rotated at least every seven years.

15.	Discuss with management any second opinions sought regarding accounting, financial reporting, and auditing matters from an accounting firm other than the Company's independent auditors, including the substance and reasons for seeking any such opinion.

Financial Reporting Processes

16.	Review, in consultation with management, internal audit, and the independent auditors, the integrity of the Company's financial reporting and disclosure processes and controls, for both internal and external reporting.

17.	Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements and understand their impact on the financial statements.

18.	Review the financial statements and consider whether they are complete, consistent with information known to Committee members, and reflect appropriate accounting principles.

19.	Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

20.	Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management or the internal audit function.

Risk Management and Compliance

21.	Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit function together with management's responses.

22.	Review any significant judgments made in management's preparation of the financial statements and discuss such with the independent auditor, internal auditors, and management as to the appropriateness of such judgments.

23.	Following completion of the annual audit, review separately, as needed, with management, the independent auditors, and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

24.	Review (and in the case of the independent auditors, settle) any disagreement among management and the independent auditors or the internal auditors in connection with the preparation of the financial statements.

25.	Review with the independent auditors, the internal auditors, and management the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

26.	Review with the independent auditors, the internal auditors, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

27.	Review with management, and independent counsel or advisors when necessary, the Company's financial statements, reports, and other information disseminated to the public and filed with governmental organizations, to assess compliance with legal requirements and the requirements of the SEC and NASDAQ.

28.	Approve the internal audit function of the Company, including the internal audit budget, the annual audit plan, changes in the plan, activities, independence, competence, staffing adequacy, authority and organization of the internal audit function, the reporting relationships among the internal audit function, internal audit reporting obligations, proposed internal audit plans, and the coordination of such plans with the independent auditors.

A-3

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29.	Approve the appointment, performance and replacement of the Chief Internal Auditor.

30.	Review reports and disclosures of insider and affiliate related-party transactions for potential conflicts of interest and non-compliance with applicable regulations.

31.	Establish procedures for the receipt, retention and treatment of complaints or concerns received by the Company regarding accounting, internal controls, or auditing matters; and for the confidential and anonymous submission by employees of information relating to questionable accounting or auditing matters.

32.	Discuss with management and the independent auditors (and legal counsel, if necessary) any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

33.	Review legal compliance and regulatory matters with legal counsel that may have a material impact on the Company's financial statements or its compliance and reporting policies, as necessary.

Miscellaneous

34.	Prepare an audit committee report, and review the publication of the Committee's Charter, for inclusion in the Company's annual proxy statement, consulting with the Company's legal counsel as necessary.

35.	Conduct an annual self-assessment of the Committee's performance in fulfilling its requirements of this Charter and other applicable audit committee practices.

36.	Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

37.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Limitations of Audit Committee's Roles

While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Date Adopted: September 23, 2003

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Appendix B

TIMBERLAND BANCORP, INC.

2003 STOCK OPTION PLAN

        1.         Plan Purpose. The purpose of the Plan is to foster and promote the long-term success of the Corporation and its shareholders by a means of attracting and retaining directors, advisory directors, directors emeriti officers and employees of the Corporation and its Affiliates, and to enable the Corporation to pursue mergers and acquisitions.

        2.         Definitions. The following definitions are applicable to the Plan:

        "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

        "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option or any combination thereof, as provided in the Plan.

        "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

        "Board" -- means the board of directors of the Corporation.

        "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

        "Code" -- means the Internal Revenue Code of 1986, as amended.

        "Committee" -- means the Committee referred to in Section 3 hereof.

        "Corporation" -- means Timberland Bancorp, Inc., a Washington corporation, and any successor thereto.

        "Disability" -- means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

        "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

        "Market Value" -- means:

        (a)         If the Shares are traded or quoted on the Nasdaq Stock Market or other national securities exchange on any date, then the Market Value shall be the closing price of the Shares on such exchange on such date or, if there were no sales on such date, then on the next prior business day on which there was a sale.

        (b)         If the Shares are not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

        "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

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        "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

        "Participant" -- means any director, advisory director, director emeritus or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

        "Plan" -- means this Timberland Bancorp, Inc. 2003 Stock Option Plan.

        "Shares" -- means the shares of common stock, $0.01 par value per share, of the Corporation.

        "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option or (ii) a director (including an advisory director or director emeritus) or employee of the Corporation or any Affiliate for purposes of any other Award.

        3.         Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom shall be (i) an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to: (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

        4.         Shares Subject to Plan.

                (a)         Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 150,000. The Shares with respect to which Awards may be made under the Plan will be authorized and unissued Shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

                (b)         During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 100,000 Shares, subject to adjustment as provided in Section 6.

        5.         Awards. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

                        (i)         Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

                        (ii)         Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than ten (10) years for either an Incentive Stock Option or a Non-Qualified Stock Option.

                        (iii)         Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including,

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without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may, in its discretion, arrange procedures for the payment of the exercise price with one or more stock brokerage firms for the purpose of allowing a Participant to make a "cashless exercise" of an Option.

                        (iv)         Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

                        (v)         Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

        6.         Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

        7.         Effect of Merger on Options. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

        8.         Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board; or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

        9.         Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family

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members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

        10.         Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

        11.         Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        12.         Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

        13.         Amendment or Termination.

                (a)         The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

                (b)         The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

                (c)         The Committee shall not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option to reduce the exercise price of the Option. Furthermore, no Option shall be canceled and replaced with awards having a lower exercise price without further approval of the shareholders of the Company. This Section 13(c) is intended to prohibit the repricing of "underwater" Options and shall not be construed to prohibit or in any way restrict the adjustments provided for in Section 6 of this Plan.

        14.         Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 13 hereof.

* * * * *

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REVOCABLE PROXY
TIMBERLAND BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 27, 2004

        The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Timberland Bancorp, Inc. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Timberland Bancorp, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Hoquiam Timberland Library, 420 7th Street, Hoquiam, Washington, on Tuesday, January 27, 2004, at 1:00 p.m., local time, and at any and all adjournments thereof, as indicated.

VOTE
		FOR	WITHHELD

1.	The election as director of the nominees	[ ]	[ ]
listed below (except as marked to the
contrary below).

Michael R. Sand
David A. Smith
Harold L. Warren

INSTRUCTIONS: To withhold your vote
for any individual nominee, write the
nominee's name on the line below.

		FOR	AGAINST	ABSTAIN
2.	The adoption of the 2003 Stock Option Plan.	[ ]	[ ]	[ ]

3.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the above proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders, and the 2003 Annual Report to Shareholders.

Dated:______________, ______

________________________________                                  __________________________________
PRINT NAME OF SHAREHOLDER                                             PRINT NAME OF SHAREHOLDER

________________________________                                  __________________________________
SIGNATURE OF SHAREHOLDER                                                SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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